UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 4, 2011

Date of Earliest Event Reported: April 28, 2011

Calpian, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-53997	20-8592825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 758-8600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 28, 2011, the Company secured an $8.0 million senior secured credit facility from an unrelated lender to acquire residual portfolios. Under the terms of the credit facility, the Company must borrow at least $2 million within the first 90 days and can borrow the remainder in up to three additional draws within 12 months of the initial draw. When drawn, the promissory notes carry an interest rate of 16%. Interest only is paid monthly in arrears and all principal is due within 24 months of closing, with an option to extend for an additional 12 months. The credit facility includes up to a 4% prepayment penalty if amounts borrowed are repaid within the first 12 months, and is secured by a first lien on all current and after acquired assets of the Company. The Company paid to the lender origination and commitment fees totaling $280,000, and issued the lender a warrant to acquire up to 804,467 shares of the Company’s Common Stock at $1.00 per share exercisable on a cashless basis. The warrants expire in five years and shares issued upon exercise of the warrants have “piggy back” registration rights. The credit facility also contains representations, warranties, conditions, confidentiality terms, indemnification provisions and covenants that are typical for this type of credit facility, including that the Company maintain minimum cash balances and EBITDA amounts and generate minimum revenue, each measured monthly. In addition, before the Company can make the initial draw on the facility, an outstanding prior commitment of $1.0 million in subordinated debt issued under the Company’s $3 Million Subordinated Debt Offering must be collected.

The foregoing descriptions of the credit facility, the form of senior secured note, the warrant, and the registration rights agreement are each qualified in their entirety by reference to the full texts thereof which are filed as Exhibits 10.1, 10.2, 10.3 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement of a Registrant.

See the discussion under Item 1.01 above below with respect to the Company’s senior secured credit facility, which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

See the discussion under Item 1.01 above below with respect to the Company’s issuance of common stock purchase warrants, which is incorporated herein by reference.

The Company’s issuance of the warrants and the Common Stock issuable upon conversion or exercise thereof was exempt from registration under the Securities Act of 1933 pursuant to exemptions from registration provided by Rule 506 of Regulation D and Sections 4(2) of the Securities Act of 1933, insofar as such securities were issued only to an “accredited investor” within the meaning of Rule 501 of Regulation D. The recipient of these securities took such securities for investment purposes without a view to distribution. Furthermore, the recipient had access to information concerning the Company and its business prospects; there was no general solicitation or advertising for the purchase of the securities; and the securities are restricted pursuant to Rule 144.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of April 28, 2011, between Calpian, Inc. and HD Special-Situations II, LP

10.1	Note Purchase Agreement, dated as of April 28, 2011, between Calpian, Inc. and HD Special-Situations II, LP

10.2	Form of 16% Senior Secured Term Note

10.3	Warrant to acquire up to 804,467 shares of Common Stock

10.4	Security Agreement, dated as of April 28, 2011, between Calpian, Inc. and HD Special-Situations II, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CALPIAN, INC.

Date: May 4, 2011	By:	/s/ Harold Montgomery
Harold Montgomery
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of April 28, 2011, between Calpian, Inc. and HD Special-Situations II, LP

10.1	Note Purchase Agreement, dated as of April 28, 2011, between Calpian, Inc. and HD Special-Situations II, LP

10.2	Form of 16% Senior Secured Term Note

10.3	Warrant to acquire up to 804,467 shares of Common Stock

10.4	Security Agreement, dated as of April 28, 2011, between Calpian, Inc. and HD Special-Situations II, LP

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